Exhibit 4.1

Jefferies Credit Partners BDC Inc.

Subscription Agreement

THE SHARES OF COMMON STOCK (“SHARES”) OF JEFFERIES CREDIT PARTNERS BDC INC. (THE “FUND”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES OR OTHER JURISDICTIONS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION, QUALIFICATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) OR BY ANY STATE OR OTHER SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

1	Your Investment

Gross Investment Amount $___________________________________
Upfront Selling Commission $_____________________________________________
Net Investment Amount $ ____________________________________
Investment Type Initial Investment Additional Investment

Class S	Class D	Class I
$10,000 minimum initial investment	$10,000 minimum initial investment	$10,000 minimum initial investment

2	Form of Ownership

See Appendix A for supplemental document requirements by investor type.

Individual / Joint Accounts

  Individual

  Joint Tenants with Rights of Survivorship

  Tenants in Common

  Community Property

  Tenants by Entirety

  Uniform Gift / Transfer to Minors

  State:

  Individual with Transfer on Death (TOD)

  Joint Tenants with Transfer on Death (TOD)

Retirement Accounts IRA Roth IRA SEP IRA Rollover IRA Inherited IRA Other:	Entity Accounts Trust C Corporation S Corporation Partnership Limited Liability Corporation Other:
Custodial Account Information (if applicable) Custodian Account Number: Custodian Name: Custodian Tax ID: Custodian Signature / Stamp

3	Investor Information

The information provided in this section must be compliant with IRS Form W-9 and related instructions. Legal addresses must include a residential street address (P.O. boxes will not be accepted).

Jefferies Credit Partners BDC Inc. | Subscription Agreement

Please note that only the contact provided below as Primary Account Holder or Entity, as applicable, will receive shareholder portal access from Computershare, the Transfer Agent. All relevant investment communications will be sent from Computershare to only the Primary Account Holder or Entity, as applicable.

1. Primary Account Holder/Minor (if Uniform Gift / Transfer to Minors Account) / Trustee /Authorized Signatory

Name (first, middle, last)

Social Security Number Date of Birth (mm/dd/yyyy)

Legal Street Address City State Zip

Mailing Street Address City State Zip

Email Address Phone Number
Please indicate if you are a:

U.S. Citizen Resident Alien Non-Resident Alien Country of Citizenship if non-U.S. Citizen

2. Joint Account Holder / Custodian (if Uniform Gift/ Transfer to Minors Account) / Co-Trustee /Authorized Signatory

Name (first, middle, last)

Social Security Number Date of Birth (mm/dd/yyyy)

Legal Street Address City State Zip

Mailing Street Address City State Zip

Email Address Phone Number
Please indicate if you are a:

U.S. Citizen Resident Alien Non-Resident Alien Country of Citizenship if non-U.S. Citizen

3. Joint Account Holder / Co-Trustee /Authorized Signatory

Name (first, middle, last)

Social Security Number Date of Birth (mm/dd/yyyy)

Legal Street Address City State Zip

Mailing Street Address City State Zip

Email Address Phone Number
Please indicate if you are a:

U.S. Citizen Resident Alien Non-Resident Alien Country of Citizenship if non-U.S. Citizen

4. Entity Information (only required for entity account types)

Entity Name

Tax ID Number Date of Formation (mm/dd/yyyy)

Legal Street Address City State Zip

Country of Domicile

Exemptions per Form W-9 (see Form W-9 instructions)

Exemptions for FATCA Reporting Code (if any)

Please indicate if you are a (may check multiple boxes):

Pension Plan

Profit Sharing Plan

Jefferies Credit Partners BDC Inc. | Subscription Agreement

Not-for-Profit Organization

Grantor Trust for U.S. federal income tax purposes and all of your grantors are U.S. persons for U.S. federal income tax purposes.

Not-for-Profit Organization and are established exclusively for religious, charitable, scientific, artistic, cultural, or educational purposes.

ERISA Plan Asset Regulations

Are you or will you be during any time in which you hold any interest in the Fund a “benefit plan investor”1 within the meaning of the Plan Asset Regulations2 or are you or will you use the assets of a “benefit plan investor” to invest or hold any interest in the Fund?

Yes No

Are you or will you be during any time in which you hold any interest in the Fund a “controlling person” within the meaning of the Plan Asset Regulations?3

Yes No

Investment Company Act of 1940 (“1940 Act”) Regulations

Are you acting on behalf of an entity that: (i) is registered or required to be registered as an “investment company” under the 1940 Act; (ii) has elected to be regulated as a BDC under the 1940 Act; or (iii) either (A) is relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise not permitted to acquire and hold more than 3% of the outstanding voting securities of a BDC?

Yes No

4	Transfer on Death Beneficiary Information (Optional for Individual / Joint Accounts)

Please designate the beneficiary information for your account. If completed, all information is required. Secondary beneficiary information may only include whole percentages and must total 100% (subject to requirements and limitations of applicable state laws).

Primary _____% Secondary _____% Primary _____% Secondary _____% Primary _____% Secondary _____% Primary _____% Secondary _____%
First Name	MI	Last Name	SSN	Date of Birth
First Name	MI	Last Name	SSN	Date of Birth
First Name	MI	Last Name	SSN	Date of Birth
First Name	MI	Last Name	SSN	Date of Birth

Custodian/Guardian for a minor Beneficiary (Required): _________________________________________________________________

5	Distribution Instructions

1 The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employ (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(l) of the U.S. Internal Revenue (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

2 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERIS amended from time to time.

3 “Controlling Person” includes any person (other than a “benefit plan investor”) that has discretionary authority or control with respect to the assets of the Fund or that provides investment advice for a fee (direct or indirect) with any affiliate of any such person. An “affiliate” for these purposes includes any person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the person, and control with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person.

Jefferies Credit Partners BDC Inc. | Subscription Agreement

Please read the following section carefully.

For investors with a financial intermediary (custodian/broker-controlled accounts), by checking this box, such investor confirms that its financial intermediary has approved participation in the Distribution Reinvestment Plan, in either full distribution reinvestment or 50% distribution reinvestment.

Check one box only.

If you do not check any box, then NO DISTRIBUTION REINVESTMENT will be assumed.

FULL DISTRIBUTION REINVESTMENT: Reinvest all distributions for this account.

50% DISTRIBUTION REINVESTMENT: Reinvest distribution on 50% of shares held by me in book form and pay distributions in cash on all remaining shares held by me in book form.

NO DISTRIBUTION REINVESTMENT: All distributions will be paid in cash.

I (We) hereby appoint Computershare Inc. (“Computershare”) as my (our) Agent under the terms and conditions of the Distribution Reinvestment Plan (the “Plan”), as described in the prospectus of the Plan which accompanied this form, to receive cash distributions and apply them to the purchase of JEFFERIES CREDIT PARTNERS BDC INC. Shares as indicated above.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

Wire to third party financial institution (complete section below)

I authorize the Fund or its agent to wire my distribution into my account. This authority will remain in force until I notify the Fund in writing to cancel it. In the event that the Fund wires funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name of Financial Institution __________________________________________________

Address of Financial Institution

ABA Routing Number

SWIFT / BIC Code

Mailing Address

City ____________________ State Zip Code _____________________

Account Name _____________________________________________________________

Account Number / IBAN_____________________________________________________

For Further Credit ___________________________________________________

Account Name ______________________________________________________

Account Number ____________________________________________________

6	Investment Funding Method

Broker / Financial Advisor will make payment on your behalf.

        By Wire: Please wire funds according to the instructions below.

Bank Name: The Bank of New York Mellon

Bank Address: 500 Ross St., Pittsburgh, PA 15262

SWIFT: IRVTUS3NXXX

Account Name: Jefferies Credit PRT BDC Capital

Account No.: 9054388000

ABA: 021 000 018

Reference: JCP BDC Subscription

7	Electronic Delivery Notice

Instead of receiving paper copies of the private placement memorandum, private placement memorandum supplements, tender offer documents, forms, notices and other stockholder communications and reports (including annual reports and proxy materials, if delivery of such documents is required), and your account-specific information such as account statements and tax forms, by signing this Subscription Agreement, you hereby elect to receive electronic delivery of stockholder communications from the Fund or Computershare. If you DO NOT consent to electronic delivery, including pursuant to email, please check the box below.

The Fund encourages you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By electing to electronically receive stockholder communications, including your account-specific information, you

Jefferies Credit Partners BDC Inc. | Subscription Agreement

hereby provide authorization for (i) emailing of stockholder communications to you directly or (ii) making them available on a specified website and notifying you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or the Fund, in its sole discretion, elects to send paper copies of the materials.

By consenting to electronic access, you (i) will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials and (ii) confirm that you have access to email and agree to notify the Fund or Computershare if you no longer have access. To unsubscribe or revoke your consent for electronic delivery in the future, to make changes to some or all of your delivery preferences, or to request a paper copy of the aforementioned documents at no cost, please contact the Fund or Computershare.

NO ACTION IS REQUIRED FOR ELECTRONIC DELIVERY.

Check here if you do NOT consent to electronic delivery.

8	Subscriber Representations and Signatures

A. For Individual Subscribers: Are you an Accredited Investor?

Please check one or more applicable boxes below as it relates to the person subscribing to the Fund (“Subscriber”).

A natural person with individual net worth4 (“Net Worth”) (or joint Net Worth with spouse or partner) in excess of $1 million or with individual income in excess of $200,000 (or joint income with spouse or partner in excess of $300,000) in each of the two (2) most recent years and who reasonably expects to reach the same income level in the current year.

A natural person who holds in good standing the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65) or Licensed Private Securities Offerings Representative (Series 82).

A director, executive officer or general partner of the company selling the securities.

A “knowledgeable employee” of the Fund, as defined in Rule 3c-5 of the 1940 Act (“Knowledgeable Employee”).

A “family client” of a “family office” (both as defined in Rule 202(a)(11)(G)-1 of the Investment Advisers Act,
respectively “Family Client” and “Family Office”) that qualifies as an Accredited Investor.

If you cannot check any of the boxes above, please contact the Fund.

B. For Entity Subscribers: Are you an Accredited Investor?

Please check one or more applicable boxes below as it relates to the subscribing entity. If you check box (3), (4), (5) or (8) in this Section 8B., please proceed to and complete Section 8C.

(1) Partnership, corporation, limited liability company, Massachusetts or similar business trust, or Code 501(c)(3) organization or trust whose investments are being directed by a Sophisticated Person, as described in Rule 506(b)(2)(ii) of Regulation of D of the Securities Act, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000.

(2) Entity, not formed for the specific purpose of acquiring the Shares, owning Investments in excess of $5,000,000. For purposes of this paragraph, please refer to Annexes 1 and 2 to this Investor Questionnaire for the definition of Investments and for information regarding the “valuation of investments”, respectively.

(3) Entity (other than a trust) where all equity owners are Accredited Investors. If you (the Subscriber) check this box only, also complete Section 8C. and indicate the total number of your equity owners here:

(4) Revocable trust where all of your grantors are Accredited Investors. If you (the Subscriber) check this box only, also complete Section 8C. and indicate the total number of your grantors here: __________________

(5) IRA or Keogh plan where the grantor is an Accredited Investor. If you (the Subscriber) check this box only, also complete Section 8C. and indicate the name of your grantor or the IRA owner here:

(6) Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, with total assets in excess of $5,000,000 or whose investment decisions are made by a plan fiduciary which is a bank, insurance company, savings and loan association, or registered investment adviser.

(7) Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, with total assets in excess of $5,000,000.

4 For purposes of the Accredited Investor calculation, net worth excludes the value of the subscriber’s primary residence and any indebtedness securing such residence, excluding the amount of such indebtedness exceeds the fair market value of the residence or the amount of indebtedness outstanding sixty (60) days before the sale of securities contemplated by this Subscription Agreement, other than as a result of the acquisition of the primary residence.

Jefferies Credit Partners BDC Inc. | Subscription Agreement

(8) Self-directed plan (e.g., 401(k) plans and profit sharing plans) in which all investment decisions are made solely by, and such investments are made on behalf of, Accredited Investors. If you (the Subscriber) check this box only, also complete Section 8C. and indicate the name of your participants here:

(9) Family Office with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose prospective investment is directed by a Sophisticated Person.

(10) Family Client of a family office meeting the requirements in (h), whose prospective investment is directed by such family office.

(11) Other (please indicate here): ______________________________________

Please refer to the definition of Accredited Investor in Rule 501(a) under the Securities Act, and indicate on the line above on what basis you qualify as an Accredited Investor. If you check this box, additional information may be required.

C. For Entity Subscribers that checked box (3), (4), (5) or (8) in Section 8B.: Please complete the below as it relates to each of your equity owners (entities investing through an IRA, Keogh plan, or an entity other than a trust), grantors (entities investing through a revocable trust) or participants (entities investing through a self-directed plan (e.g., 401(k) plans and profit sharing plan)), as applicable. Additional pages can be supplied. Each equity owner, grantor, or participant must also sign this Subscription Agreement on the Signature Page. Supporting documentation for such entity needs to be returned with this Subscription Agreement.

(i) For equity owners, grantors or participants that are individuals:
Equity owner, grantor or participant Name: Write out individual names in boxes 1 and/or 2, then check off the appropriate boxes below.	Name 1	Name 2
Equity owner, grantor or participant Date of Birth:	DOB	DOB
Equity owner, grantor or participant Social Security Number:	SSN	SSN

(a) A natural person with individual Net Worth (or joint Net Worth with spouse or partner) in excess of $1 million or with individual income in excess of $200,000 (or joint income with spouse or partner in excess of $300,000) in each of the two (2) most recent years and who reasonably expects to reach the same income level in the current year.

(b) A natural person who holds in good standing the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65) or Licensed Private Securities Offerings Representative (Series 82).

(c) A director, executive officer or general partner of the company selling the securities.
(d) A Knowledgeable Employee of the Fund
(e) A Family Client of a Family Office that qualifies as an Accredited Investor
None of the above. If you check this box for any equity owner/ grantor/ participant other than a spouse, please contact the Fund.

(ii) For equity owners, grantors or participants that are entities:
Equity owner, grantor or participant Name: Write out individual names, then check off the appropriate boxes below.	Name 1	Name 2

(a) Partnership, corporation, limited liability company, Massachusetts or similar business trust, Code 501(c)(3) organization or trust whose investments are being directed by a Sophisticated Person, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000.

(b) Entity, not formed for the specific purpose of acquiring the Shares, owning Investments in excess of $5,000,000.
(c) Entity (other than a trust) where all equity owners are Accredited Investors.
(d) Revocable trust where all of your grantors are Accredited Investors.
(e) Family Office with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose prospective investment is directed by a Sophisticated Person.
(f) Family Client of a family office meeting the requirements in (e), whose prospective investment is directed by such family office.
None of the above. If you check this box, please contact the Fund.

D. Disqualifying Events

Jefferies Credit Partners BDC Inc. | Subscription Agreement

Please indicate below whether any of the following (which are Disqualifying Events as provided in Rule 506(d) under the Securities Act) have occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund. Check all that apply.

(i) a conviction, within the past ten years, of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) being subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that, as of the date hereof, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) being subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that: (A) as of the date hereof, bars the person from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years;

(iv) being subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act (15 U.S.C. 80b-3(e) or (f)) that, as of the date hereof:

(A) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of such person; or (C) bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v) being subject to any order of the Commission entered within the past five years that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act (15 U.S.C. 77q(a)(1)), section 10(b) of the Exchange Act (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or (B) section 5 of the Securities Act (15 U.S.C. 77e);

(vi) being suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) having filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) being subject to a United States Postal Service false representation order entered within the past five years, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

None of the above has occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund.

If you check any of (i) – (viii) above, please provide the dates and the summary of each Disqualifying Event in the space below. You may be required to provide additional information.

_____________________________________________________________________________________________________________________

E. Third-Party Beneficiaries

Will any other person or persons have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Subscriber)? (By way of example, and not limitation, “nominee” Subscribers or Subscribers who have entered into swap or other synthetic or derivative instruments or arrangements with regard to the Shares to be acquired herein would check “Yes”.)

Yes No

F. BHC Investors

Are you a BHC Investor? A “BHC Investor” is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly, in business in the United States and which in any case holds Shares for its own account.

Yes No

Jefferies Credit Partners BDC Inc. | Subscription Agreement

G. Affiliation with Jefferies Finance LLC (“JFIN”)

Do any of the following apply to the Subscriber: (i) the Subscriber controls, or is controlled by or under common control with, the Fund or JFIN, (ii) the Subscriber is an employee or officer of the Fund or JFIN, (iii) the Subscriber is a member of the immediate family of any of the foregoing or (iv) the Subscriber is a trust or other entity established for the benefit of any of the foregoing?

Yes No

If you are an employee, affiliate, or director of JFIN or any affiliate of JFIN, or a spouse, a minor child, or a child residing in the same residence as such an employee or director, please check the appropriate box below (required):

JFIN Employee JFIN Affiliate Jefferies Credit Partners BDC Inc. Officer or Director

Immediate Family Member5 of Jefferies Credit Partners BDC Inc. Officer or Director Not Applicable

7 Immediate family member means a spouse, a minor child, or a child residing in the same residence as an employee or director of JFIN or any affiliate of JFIN.

10

9	Subscriber Signatures

The Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/ taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Fund may not be able to open your account. By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

The Subscriber should rely exclusively on information contained in the current confidential private placement memorandum of the Fund (the “Memorandum”), together with reports the Fund may file under the Exchange Act from time to time, in making its investment decisions. The Fund expects to enter into separate Subscription Agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other investors (the “Other Investors”) providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are to be separate sales.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

In order to induce Jefferies Credit Management LLC to accept this subscription, I (we) hereby represent and warrant to you as follows:

Please note: All Items in this Section 9 must be read and initialed.

		Primary Investor	Co-Investor	Co-Investor
1

I am purchasing the shares for my own account, or if I am purchasing Shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

2	I acknowledge that the Fund may enter into transactions with JFIN affiliates that involve conflicts of interest as described in the Memorandum.
3

I acknowledge that this Subscription Agreement must be received at least twelve (12) business days prior to the first business day of each month and the purchase payment must be received five (5) business days prior to the first business day of each month and my investment will be executed as of the first business day of the applicable month at the net asset value (“NAV”) per share determined as of the last day of the preceding month. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share as of the last day of each month, as applicable, will generally be made available within 15 business days after the effective date of a closing.

4	I (we) have received the Memorandum (as amended or supplemented) of the Fund at least five (5) business days prior to the date hereof.

5 Immediate family member means a spouse, a minor child, or a child residing in the same residence as an employee or director of JFIN or any affiliate of JFIN.

Jefferies Credit Partners BDC Inc. | Subscription Agreement

5

I understand that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and I agree that any Shares acquired by me may not be transferred in any manner that would require the Fund to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. I warrant and represent that I was offered the Shares through private negotiations, not through any general solicitation or general advertising. I acknowledge that there is no public market for the Shares, Shares of this offering are not liquid and are appropriate only as a long-term investment.

I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Fund. I acknowledge that the broker-dealer (“Broker”) / financial advisor (broker-dealer/financial advisor of record) indicated in Section 10 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of Shares I own, tax information (including the Form 1099) and redemption information. Subscribers may change the broker-dealer/financial advisor of record at any time by contacting their financial professional or representative.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for US investors only):

Under penalties of perjury, I certify that:

The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

I am a US citizen or other US person (including a resident alien) (defined in IRS Form W-9 instructions); and The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Each Account Holder / Trustee / Authorized Signatory must sign below. Please print, sign, and scan this page if applicable.

(Custodians must sign in Section 2 on a custodial account)

Owner or Authorized Person	Date (mm/dd/yyyy)

Owner or Authorized Person	Date (mm/dd/yyyy)

Owner or Authorized Person	Date (mm/dd/yyyy)

I acknowledge that there is no public market for the Shares, Shares of this offering are not liquid and are appropriate only as a long-term investment.

10	Broker / Financial Advisor Information and Signature

The Financial Advisor of the Purchaser must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker	Broker/ Financial Advisor CRD Number
Financial Advisor Name	Financial Advisor Email Address
Financial Advisor Group Name	Financial Advisor Group Email Address
Financial Advisor Telephone Number	Financial Advisor Mailing Address
Operations Contact Name	Operations Contact Email Address

Jefferies Credit Partners BDC Inc. | Subscription Agreement

Financial Institution	Financial Institution CRD Number
Branch Number

Please note that unless previously agreed to in writing by the Fund, all sales of securities must be made through a Broker, including when a registered investment advisor has introduced the sale. In all cases, this Section 10 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have a substantive pre-existing relationship with the investor and reasonably believe that such investor is either (x) an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act or (y) a non-U.S. person (in accordance with Rule 902 of Regulation S promulgated under the Securities Act); (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor’s prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the limited liquidity and marketability of the Shares; (v) have delivered or made available the Memorandum and related supplements, if any, to such investor ; (vi) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Memorandum and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (viii) have advised such investor that the shares have not been registered and are not expected to be registered under the Securities Act or the laws of any country or jurisdiction outside of the United States except as otherwise described in the Memorandum. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 10 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 151-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investors) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Financial Advisor / Representative Signature Branch Manager Signature (If required by Broker)	Date (mm/dd/yyyy) Printed Name of Branch Manager

11	Broker / Other Important Information

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of the Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Sections 8 and 9 above, they are asked to promptly notify the Fund and the Broker in writing. The Broker may notify the Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Sections 8 and 9 above, and the Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five (5) business days after you receive the Memorandum. Subscribers are encouraged to read the Memorandum in its entirety for a complete explanation of an investment in the shares of the Fund.

To be accepted, (i) a completed and executed Subscription Agreement must be received in good order at least twelve (12) business days prior to the first business day of the month (unless waived) and (ii) the full purchase price must be received in good order at least five (5) business days prior to the first business day of the month (unless waived). All items on the Subscription Agreement, other than those marked optional, must be completed in order for your Subscription Agreement to be processed. You will receive a written confirmation of your purchase.

Jefferies Credit Partners BDC Inc. | Subscription Agreement

Appendix A	AML/KYC Supporting Document Requirements

Please provide the following supporting documentation based on your account type when submitting the Subscription Agreement.

Investor Type	Registration	Document/Information Required
Individual	Individual Traditional IRA Rollover IRA Roth IRA Roth Conversion SEP IRA

1. Tax Form (W-9 or W-8).

a. Individual's name, address and social security number is used.

b. Form is signed by individual.

2. Individual's valid government issued ID (passport, license).*

3. Subscription document is completed and signed by the individual.

Individual	JTWROS JT TEN

1. Tax Form (W-9 or W-8).

a. Main taxpayer's name, address and social security number is used.

b. Form is signed by main taxpayer.

2. Both individual's valid government issued ID (passport, license).*

3. Subscription document is completed and signed by both individuals.

Custodian FBO

1. Custodian Tax Form (W-9 or W-8).

a. Custodian's name, address and tax identification number is used.

b. Form signed by Custodian, usually accompanied by a Medallion Signature Guarantee.

2. Beneficiary's valid government issued ID (passport, license).*

3. Subscription document is completed and signed by the individual using Custodian's tax identification number.

Trust	Revocable Irrevocable Testamentary

1. Trust Tax Form (W-9 or W-8).

a. Trust name, address and tax identification number is used.

b. Form is signed by current Trustee.

2. Trustee's and Controlling Party's valid government issued ID (passport, license).*

3. Complete and current Trust Agreement or Trustees Certification.

4. Subscription document is completed and signed by the Trustee.

ERISA	Employee Benefit Plan Keough Plan

1. Custodian Tax Form (W-9 or W-8).

a. Custodian's name, address and tax identification number is used.

b. Form is signed by an authorized signer.

2. Valid government issued ID (passport, license)* of the individual(s) authorized to make the investment on the plan's behalf.

3. Plan Document.

4. Percentage of Plan assets owned.

5. Subscription document is completed and signed by an authorized signer.

Entity	(i.e. Limited Liability Company Limited Partnership Corporation General Partner)

1. Entity Tax Form (W-9 or W-8).

a. Entity's name, address and tax identification number is used.

b. Form is signed by beneficial owner.

2. Completed Alter Domus’s Certification of Beneficial Owners (see attached)**

3. Filed formation document**

4. Certificate of Good Standing (if entity is over 1 year old., Certificate must be dated within 1 year of date of investment)**

5. Completed Alter Domus’s Cayman Compliance Questionnaire. Required only, if entity is organized in the Cayman Islands.

6. Subscription document is completed and signed by an authorized signer.

*If using ID without address please submit proof of address (i.e. utility bill). Expired IDs will not be accepted.

** Denotes items not required of publicly traded companies. Please provide proof of listing (i.e. ticker actively trading) if you are a publicly traded company.

Annex 1

ANNEX 1

DEFINITION OF “INVESTMENTS”

The term “investments” means:

(1) Securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the Investor that owns such securities, unless the issuer of such securities is:

(i) An investment company or a company that would be an investment company but for the exclusions or exemptions provided by the 1940 Act, or a commodity pool; or

(ii) A Public Company (as defined below); or

(iii) A company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements; provided, that such financial statements present the information as of a date within 16 months preceding the date on which the Investor acquires the Interests;

(2) Real estate held for investment purposes;

(3) Commodity Interests (as defined below) held for investment purposes;

(4) Physical Commodities (as defined below) held for investment purposes;

(5) To the extent not securities, Financial Contracts (as defined below) entered into for investment purposes;

(6) In the case of an Investor that is a company that would be an investment company but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act, or a commodity pool, any amounts payable to such Investor pursuant to a firm agreement or similar binding commitment pursuant to which a Person has agreed to acquire an interest in, or make capital contributions to, the Investor upon the demand of the Investor; and

(7) Cash and cash equivalents (including foreign currencies) held for investment purposes.

Real estate that is used by the owner or a Related Person (as defined below) of the owner for personal purposes, or as a place of business, or in connection with the conduct of the trade or business of such owner or a Related Person of the owner, will NOT be considered real estate held for investment purposes; provided, that real estate owned by an Investor that is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes. However, residential real estate will not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by Section 280A of the Code.

A Commodity Interest or Physical Commodity owned, or a Financial Contract entered into, by the Investor that is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical Commodities or Financial Contracts in connection with such business may be deemed to be held for investment purposes.

“Commodity Interests” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

(i) Any contract market designated for trading such transactions under the U.S. Commodity Exchange Act, as amended, and the rules thereunder; or

(ii) Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the U.S. Commodity Exchange Act, as amended.

“Public Company” means a company that:

(i) files reports pursuant to Section 13 or 15(d) of the 1934 Act; or

(ii) has a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act.

“Financial Contract” means any arrangement that:

(i) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

(ii) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and

(iii) is entered into in response to a request from a counter-party for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement.

“Physical Commodities” means any physical commodity with respect to which a Commodity Interest is traded on a market specified in the definition of Commodity Interests above.

“Related Person” means a person who is related to the Investor as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the Investor, or is a spouse of such descendant or ancestor; provided, that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such an owner. “Family Company” means a company, partnership or trust that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established for the benefit of such persons.

Jefferies Credit Partners BDC Inc. | Subscription Agreement

For purposes of determining the amount of investments owned by a company, there may be included investments owned by majority-owned subsidiaries of the company and investments owned by a company (“Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investment held jointly with such person’s spouse, or investments in which such person shares with such person’s spouse a community property or similar shared ownership interest. In determining whether spouses who are making a joint investment in the Partnership are qualified purchasers, there may be included in the amount of each spouse’s investments any investments owned by the other spouse (whether or not such investments are held jointly). There shall be deducted from the amount of any such investments any amounts specified by paragraph 2(a) of Annex 2 incurred by such spouse.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investments held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

Annex 2

ANNEX 2

VALUATION OF INVESTMENTS

The general rule for determining the value of investments in order to ascertain whether a Person is a qualified purchaser is that the value of the aggregate amount of investments owned and invested on a discretionary basis by such Person shall be their fair market value on the most recent practicable date or their cost. This general rule is subject to the following provisions:

(1) In the case of Commodity Interests, the amount of investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and

(2) In each case, there shall be deducted from the amount of investments owned by such person the following amounts:

(a) The amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the investments owned by such person.

(b) A Family Company, in addition to the amounts specified in paragraph (a) above, shall have deducted from the value of such Family Company’s investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such investments.